Exhibit 4.4
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of May  , 2018, by and among EuroDry Ltd., a Marshall Islands corporation (together with its successors, the "Company"), Tennenbaum Opportunities Fund VI, LLC, a Delaware limited liability company together with its successors and permitted assigns, and subject to the additional terms provided for such definition in Section 1 hereof, ("Tennenbaum"), [Preferred Friends] ("Preferred Friends"), [Family United] ("Family") and Friends Investment Company, Inc., a Marshall Islands corporation ("FIC").
Recitals
WHEREAS, pursuant to the terms of that certain Purchase Agreement among the Company and the Holder dated as of the date hereof (as amended from time to time, the "Tennenbaum Purchase Agreement"), the Holder has acquired Series B Convertible Perpetual Preferred Shares of the Company (the "Series B Preferred Shares");
WHEREAS, pursuant to the terms of that certain Purchase Agreement among the Company and Preferred Friends as of the date hereof (as  amended from time to time, the "Preferred Friends Purchase Agreement" and, together with the Tennenbaum Purchase Agreement, the "Purchase Agreements"), Preferred Friends has acquired Series B Convertible Preferred Shares;
WHEREAS, , as of the date hereof, Tennenbaum owns  shares (the "Tennenbaum Common Stock") of common stock having a par value of $0.01, of the Company ("Common Stock"), Family United owns               shares of Common Stock (the "Family United Common Stock") and FIC owns              shares of Common Stock (the "FIC Common Stock");
WHEREAS, FIC and Family United have entered into separate registration rights agreements with Euroseas Ltd., the parent of the Company prior to the spin-off of the Company on this date (the "Parent Agreements"and, together with the Purchase Agreements, the "Agreements" ); and
WHEREAS, in order to induce the Holder and Preferred Friends to consummate the transactions contemplated by the Purchase Agreements and in connection with rights granted to FIC and Family United under the Parent Agreements, the Company has agreed to grant independently to the Holder, Preferred Friends, Family United and FIC (together, the "Holders" and each, a "Holder")  the registration rights set forth in this Agreement.
NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

Section 1.          Definitions.
As used in this Agreement, the following capitalized defined terms shall have the following meanings:
"Affiliate" means, in regard to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, "control" (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
"Agent" means the principal placement agent on an agented placement of Registrable Securities.
"Agreement" has the meaning set forth in the Preamble hereof.
"Approved Underwriters" means any of the following or their respective successors or Affiliates: Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Jefferies LLC; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. LLC; RBC Capital Markets LLC; Stifel, Nicolaus & Company, Incorporated; UBS Securities LLC; and Wells Fargo Securities LLC.
"Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are permitted or required by any applicable law to close.
"Commission" means the Securities and Exchange Commission.
"Common Stock" has the meaning set forth in the Recitals hereof.
"Company" has the meaning set forth in the Preamble hereof.
"Company Public Sale" shall have the meaning set forth in Section 2(b).
"Conversion Price" means the Conversion Price as defined (and as adjusted) in the Statement of Designation, or, if the promissory note attached to the Statement of Designation has been issued, then the Conversion shall be as defined (and as adjusted) in such issued promissory note.
"Conversion Shares" means the Common Stock issued or issuable upon conversion of the Series B Preferred Shares or upon conversion of any promissory notes into which Series B Preferred Shares have been converted under the Statement of Designation.
"Cutback" has the meaning set forth in Section 2(a).
"Event" has the meaning set forth in Section 2(e).

"Event Date" has the meaning set forth in Section 2(e).
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act.
"Family United" shall have the meaning set forth in the Preamble hereof.
"FIC" shall have the meaning set forth in the Preamble hereof.
"FINRA" means the Financial Industry Regulatory Authority.
"Holdback Period" has the meaning set forth in Section 4(d).
"Holder(s)" has the meaning set forth in the Preamble hereof, and shall include the transferee of any or all of such Person's Registrable Securities acquiring rights in accordance with Section 8(j) hereof whenever such Person owns of record Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.
 "Other Holder Underwritten Offering" has the meaning set forth in Section 2(d).
 "Other Permitted Restrictions" has the meaning set forth in Section 2(a).
"Parent Agreement" has the meaning set forth in the Recitals hereof.
"Person" means an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.
"Preferred Friends" shall have the meaning set forth in the Preamble hereof.
"Piggyback Registration" has the meaning set forth in Section 2(b).
"Preferred Friends Purchase Agreements" has the meaning set forth in the Recitals hereof.
"Prospectus" means the prospectus included in a registration statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement or free-writing prospectus with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
"Purchase Agreements" has the meaning set forth in the Recitals hereof.
"Registrable Securities" means (i) the Conversion Shares; (ii) the Tennenbaum Common Shares; (iii) the Family United Common Shares; (iv) the FIC Common Shares; (v) any securities issued pursuant to a stock split or a reclassification of, or in substitution for, any Conversion Shares, Tennenbaum Common Shares, Family United Common Shares or FIC Common Shares; and (iii) any securities issued in exchange for or in substitution of Conversion Shares, Tennenbaum Common Shares, Family United Common Shares or FIC Common Shares in any merger, combination or reorganization of or similar transaction involving the Company.  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, exchange, purchase or otherwise), whether or not such acquisition has actually been effected and whether or not the Company or any other Person has the right to redeem the securities exchangeable for the Registrable Securities in lieu of issuing the Registrable Securities.

"Registration Statement" means any registration statement of the Company pursuant to the requirements of the Securities Act which covers the issuance or resale of the Registrable Securities (including a registration statement registering for sale any Registrable Securities pursuant to a Piggyback Registration) on such form as the Company is eligible to use under Rule 415, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including any Prospectus, all exhibits thereto and all materials incorporated by reference therein, and including any information deemed to be a part thereof as of the time of effectiveness pursuant to Rule 430A, 430E or 430C.
"Rule 144," "Rule 144A," "Rule 145," "Rule 158," "Rule 415," "Rule 424," "Rule 430A," "Rule 430C," "Rule 430E," "Rule 433" or "Rule 461" means Rule 144, Rule 144A, Rule 145, Rule 158, Rule 415, Rule 424, Rule 430A, Rule 430C, Rule 430E, Rule 433 and Rule 461, respectively, promulgated under the Securities Act, and any successor rule or regulation under the Securities Act.
"Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor act.
"Selling Holder" means, with respect to a specified Registration Statement pursuant to this Agreement, any Holder whose Registrable Securities are included in such Registration Statement.
"Series B Preferred Shares" has the meaning set forth in the Recitals hereof.
"Statement of Designation" means the Statement of Designation of the Rights, Preferences and Privileges of Series B Convertible Perpetual Preferred Shares of the Corporation filed with the Registrar of Corporations of the Republic of the Marshall Islands.
"Tennenbaum Purchase Agreements" has the meaning set forth in the Recitals hereof.
 "Tennenbaum Underwritten Offering" has the meaning set forth in Section 2(d).
 "Trading Day" means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).
"Transfer" means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security or any transfer upon any merger or consolidation) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.

"Underwriters' Representative" means the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.
"Underwritten Offering" has the meaning set forth in Section 4(d) and shall include a Tennenbaum Underwritten Offering and a FIC Underwritten Offering.
"Violation" has the meaning set forth in Section 6(a)(i).
"VWAP" means volume-weighted average price.
Section 2.          (a)  Shelf Registration Statement.  Not later than one hundred and twenty (120) days after the date hereof, the Company shall file a Registration Statement providing for the sale by the Holders (or their donees, pledgees, transferees or other successors-in-interest) of the Holders' Registrable Securities.  The Company will use its reasonable efforts to cause such Registration Statement to be declared effective by the Commission within two hundred forty (240) days after the date hereof. The Company agrees to use its best efforts to keep the Registration Statement continuously effective with respect to all Registrable Securities of such Holder or Holders for a period expiring on the earlier of (x) the date on which all of such Holder's Registrable Securities have been sold pursuant to the Registration Statement, and (y) when all Registrable Securities may be resold pursuant to Rule 144 without any volume or manner of sale limitations, and further agrees during such period to supplement or amend the Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for a shelf registration to the extent necessary to ensure that it is available for resales by the Holder of the Registrable Securities (or, if necessary, file a new Registration Statement providing for the sale by the Holders (or their donees, pledgees, transferees or other successors-in-interest) of the Holders' Registrable Securities).  Notwithstanding the foregoing, the Company shall be permitted to suspend the use of any then effective Registration Statement if the Chief Executive Officer or the Chief Financial Officer of the Company certifies to the Holders in writing of (i) the existence of circumstances relating to a material pending development, including the need to update or modify financial information or a pending or contemplated material acquisition or merger or other material transaction or event, which would require additional disclosure by the Company in the Registration Statement of previously non-public material information which the Company in its good faith judgment has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) the unavailability of financial statements required by such form of Registration Statement as the Company is eligible to use; provided, however, that the Company may not delay, suspend or withdraw a Registration Statement more than ninety (90) days in the aggregate during any period of twelve (12) consecutive months pursuant to this Section 2(a); and provided, further, that the Holders acknowledge and accept that in addition to the 90-days referenced above, they may not be permitted to sell their Registrable Securities even after such a Registration Statement is filed and effective, due to any restrictions under applicable securities laws, including as a result of any "blackout" periods adopted by the Company and applicable to the Company's directors, any Holdback Periods or periods imposed by the SEC due to the SEC's review following a required post-effective amendment to such Registration Statement (collectively, "Other Permitted Restrictions").  The Company is not required to file a separate Registration Statement, but may file one Registration Statement covering the Registrable Securities held by more than one Holder.  If, as a result of applicable law or based upon comments received by the Commission, all of the Registrable Securities to be included in the Registration Statement cannot be so included (a "Cutback"), then the Company shall only include in the Registration Statement the number of Registrable Securities permitted to be so included (reduced pro rata) and the Company shall thereafter prepare and file additional Registration Statements as soon as permitted to register for resale any Registrable Securities previously omitted from the Registration Statement and any such failure to register for resale any such Registrable Securities due to a Cutback shall not count towards the 90-day period referenced above.  The Company understands and agrees that the effectiveness of the Registration Statement may be required to be maintained for greater than three (3) years.  Notwithstanding anything herein to the contrary, if, for any reason, a Registration Statement is not in effect after two hundred and forty (240) days from the date hereof (other than for the reasons set forth in this Section 2(a) or because such Registration Statement has not been declared effective by the Commissions despite the Company's best efforts, provided that the Company shall continue its best efforts to have the Registration Statement declared effective as soon as possible), each Holder shall, subject to Section 2(d) in the case of an underwritten offering, have the right to require the Company to register under the Securities Act all or part of the Registrable Securities.

(b) Piggy-Back Registration.  (i) If the Company at any time proposes to file a registration statement on Form F-1, F-3 or otherwise, with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2(a), (ii) a registration statement on Form F-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) a registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities, (v) a registration statement relating solely to dividend reinvestment or similar plans or (vi) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its subsidiaries that are convertible or exchangeable for Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such notes and sell the Common Stock into which such notes may be converted or exchanged (each of clauses (i)-(v), a "Company Public Sale")),  then, as soon as practicable (but in no event less than 10 days prior to the proposed date of filing of such registration statement), the Company shall give written notice of such proposed filing to the Holders, and such notice shall offer each Holder the opportunity to register under such registration statement such number of Registrable Securities as such Holder may request in writing delivered to the Company within ten (10) days of delivery of such written notice by the Company.  Subject to Sections 2(b), (c) and (d), the Company shall include in such registration statement all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a "Piggyback Registration"); provided, that if at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to register or to delay registration of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to register its, his or her Registrable Securities in such registration statement and, thereupon, (1) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith, to the extent payable) and (2) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering the other equity securities covered by such Piggyback Registration.  If the offering pursuant to such registration statement is to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant this Section 2(b), and each Holder making a request for a Piggyback Registration pursuant to this Section 2(b) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering, subject to the conditions of Sections 2(b), (c) and (d).  If the offering pursuant to such registration statement is to be on any other basis, the Company shall so advise the Holders as part of the written notice given pursuant to this Section 2(b), and each Holder making a request for a Piggyback Registration pursuant to this Section 2(b) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Sections 2(b), (c) and (d).  Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such registration statement; provided, however, that except as set forth above, if a Holder voluntarily withdraws all of its Registrable Securities from a Piggyback Registration, the Company shall not be liable for any Registration Expenses incurred by such Holder and such Holder shall promptly reimburse the Company for any such amounts received from the Company.

(c)          Priority of Piggyback Registration.  If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders that have requested to participate in such Piggyback Registration in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company proposes to sell, (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among the Holders and any other Persons that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder and such other Persons (provided that any securities thereby allocated to a Holder or other Person that exceed such Holder's or other Person's request shall be reallocated among the remaining requesting Holders and other Persons in like manner), and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such Registration.
(d)          Underwriting Procedures.  If Tennenbaum so elects, the Company shall use its commercially reasonable efforts to cause the offering made pursuant to Section 2(a) to be in the form of an Underwritten Offering (a "Tennenbaum Underwritten Offering"); provided, however, that if Preferred Friends, Family United or FIC has previously requested that the Company cause an Underwritten Offering of the FIC Registrable Securities (a "Other Holder Underwritten Offering"), then Tennenbaum may not cause the Company to conduct a Tennenbaum Underwritten Offering until ninety (90) days following the completion of the Other Holder Underwritten Offering.  Similarly, Preferred Friends, Family United or may elect to cause the Company to conduct an Other Holder Underwritten Offering; provided, however, that if Tennenbaum has previously requested that the Company cause a Tennenbaum Underwritten Offering, then Preferred Friends, Family United or may not cause the Company to conduct an Other Holder Underwritten Offering until ninety (90) days following the completion of the Tennenbaum Underwritten Offering.  In connection with any Tennenbaum Underwritten Offering or Other Holder Underwritten Offering, as applicable, none of the Registrable Securities held by any Holder making a request for inclusion of such Tennenbaum Registrable Securities or Other Holder Registrable Securities, as applicable, shall be included in such Other Holder Underwritten Offering or Tennenbaum Underwritten Offering, respectively, unless Tennenbaum or such Holder, as applicable, accepts the terms of the offering as agreed upon by the Company and the Underwriters' Representative; it being understood and agreed that in any Tennenbaum Underwritten Offering, Tennenbaum shall have sole right to select the underwriters for such Underwritten Offering, each of which Tennenbaum shall select from a list of three Approved Underwriters proposed by the Company, and to make all other decisions regarding the underwriting process and the offering, but Tennenbaum shall consult with the Company with respect to such other decisions.  Subject to the next sentence, notwithstanding anything to the contrary contained in this Agreement, Tennenbaum may not request more than three (3) Tennenbaum Underwritten Offerings, and cannot exceed two (2) Tennenbaum Underwritten Offerings in any twelve (12) month period, which two (2) offerings must be at least three (3) months apart. Tennenbaum may assign its rights to request one or more Tennenbaum Underwritten Offerings pursuant to this Section 2(d) to any Person or Persons to whom Tennenbaum has transferred any of Tennenbaum's Registrable Securities, provided that such assignee shall have agreed in writing (in form and substance satisfactory to the Company) to be bound by the provisions of this Agreement (including, if such assignee elects to exercise the right assigned to it by Tennenbaum to request such Tennenbaum Underwritten Offering, all of the obligations Tennenbaum has with respect to such Tennenbaum Underwritten Offering hereunder) and shall be deemed to be a Holder hereunder, and provided further that in no event shall Tennenbaum and any such Person request more than three Tennenbaum Underwritten Offerings in the aggregate.  If the managing underwriter or underwriters of any proposed Tennenbaum Underwritten Offering or Other Holder Underwritten Offering informs the Holders desiring to include their Registrable Securities in such Tennenbaum Underwritten Offering or Other Holder Underwritten Offering, as applicable, that, in such managing underwriter's or underwriters' opinion, the number of securities which such Holders, as applicable, and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, (x) in the case of a Tennenbaum Underwritten Offering, 100% of the securities that Tennenbaum proposes to sell and (y) in the case of an Other Holder Underwritten Offering, 100% of the securities that the Holder requesting the underwritten offering proposes to sell, (ii) second, and only if all the securities referred to in clause (i) have been included, the number of securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among such Holders, and any other Persons that have requested to participate in such Registration based on the relative number of securities then held by each such Holder and such other Persons (provided that any securities thereby allocated to a Holder or other Person that exceed such Holder's or such other Person's request shall be reallocated among the remaining requesting Holders and such other Persons in like manner).

(e)          Liquidated Damages. If: (i) any Registration Statement required to be filed pursuant to Section 2(a) or Section 2(d) is not filed within one hundred and twenty (120) days of the date hereof or the relevant demand, as applicable, or if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same (provided that the Holders shall provide any comments on the Registration Statement no later than five (5) Business Days after receipt (not counting the day of receipt) and that the Company shall be entitled to assume that the Holders have no comments if none are received within such five (5) Business Day period); or (ii) subject to Section 2(a), any Registration Statement required to be filed pursuant to Section 2(a) or Section 2(d) is not declared effective by the Commission within two hundred and forty (240) days from the date hereof or the relevant demand (it being understood that if on the second Business Day immediately following the effective date for such Registration Statement the Company shall not have filed a "final" Prospectus for such Registration Statement with the Commission under Rule 424(b) (whether or not such a Prospectus is technically required by such rule), the Company shall be deemed to not have satisfied this clause (ii) and such event shall be deemed to be an Event), or (iii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461, within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be "reviewed" or be subject to further review; or (iv) prior to the effective date of any Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such or any other Registration Statement within fifteen (15) Business Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective; (v) subject to Section 2(a) relating to the delay, suspension or withdrawal of a Registration Statement, after the effective date of any Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities (including because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the shares of Common Stock on The NASDAQ Stock Exchange or the New York Stock Exchange, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) for more than an aggregate of twenty (20) calendar days during any twelve (12) month period (which need not be consecutive calendar days) or (vi) if a Registration Statement is not effective for any reason or the Prospectus contained therein is not available for use for any reason and the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as a result of which any of the Holders are unable to sell the Registrable Securities included in such Registration Statement without restriction under Rule 144 (including volume and manner of sale restrictions) (any such failure or breach being referred to as an "Event", and for purposes of clauses (i), (ii) and (vi) the date on which such Event occurs, or for purposes of clause (iii) the date on which such five (5) Business Day period is exceeded, or for purposes of clause (iv) the date which such fifteen (15) Business Day period is exceeded, or for purposes of clause (v) the date on which such twenty (20) calendar day period, as applicable, is exceeded being referred to as "Event Date"), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder on a monthly basis within five (5) Business Days of the end of the month an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the greater of (i) the VWAP per share of Common Stock for the previous 30 Trading Days (taken as a whole) multiplied by the number of Registrable Securities held by the Holders, and (ii) the Conversion Price in effect on the date of the Event Date multiplied by the number of Registrable Securities held by the Holders, provided, however, that no such payments shall be required in connection with a delay, suspension or withdrawal, or Other Permitted Restriction or Cutback permitted by Section 2(a).  In addition, in the event that the Holders are not permitted to re-sell their Registrable Securities as a result of any "blackout" periods adopted by the Company and applicable to the Company's directors, then each such day that the Holder is not permitted to resell its Registrable Securities after the effective date of the Registration Statement shall not be counted against the twenty (20) calendar day period referred to in clause (v) above with respect to such Registration Statement. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 7.5% of the greater of (i) the VWAP per share of Common Stock for the previous 30 Trading Days (taken as a whole) multiplied by the number of Registrable Securities held by the Holders and (ii) the Conversion Price in effect on the date of the Event Date multiplied by the number of Registrable Securities held by the Holders.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of 7.5% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such Holder accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

Section 3.          Registration Procedures.
(a)          Obligations of the Company.  In connection with the obligations of the Company with respect to the Registration Statements, the Company shall, to the extent applicable:
(i)          Prepare and file with the Commission within the time period for such filing set forth in Section 2 hereof, a Registration Statement with respect to such Registrable Securities (which Registration Statement shall be available for the Selling Holders' intended method or methods of distribution and shall comply in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith), and the Prospectus used in connection therewith, which Prospectus is to be filed pursuant to Rule 424, and, if not effective on filing, use reasonable efforts to cause such Registration Statement to become effective, and to prepare and file any amendments and supplements thereto as are required to keep such Registration Statement continuously effective as provided in Section 2; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference (in each case only to the extent such documents or exhibits are not available on the Commission's EDGAR site), and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto, provided that such Holders shall provide any comments on the Registration Statement no later than five (5) Business Days after receipt (not counting the day of receipt) and that the Company shall be entitled to assume that the Holders have no comments if none are received within such five (5) Business Day period.
(ii)          Notify the Holders by facsimile or e-mail as promptly as practicable, and in any event, within two (2) Business Days, after a Registration Statement or any post-effective amendment and supplement is filed and declared effective and shall simultaneously provide the Holders with copies of any related Prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby.
(iii)          Notify each Selling Holder of the receipt of any comments from the Commission with respect to the Registration Statement and, subject to Section 2, respond to such comments and prepare and file with the Commission, if necessary, such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement or any document incorporated therein by reference or file any other required document as may be necessary to comply with the provisions of the Securities Act and rules thereunder, including the filing of a supplemental Prospectus pursuant to Securities Act Rule 424 or any free-writing prospectus pursuant to Rule 433, with respect to the disposition of all securities covered by such Registration Statement and the instructions applicable to the registration form used by the Company.  In the event that any Registrable Securities included in a Registration Statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to maintain the effectiveness of such Registration Statement, the Company may file a post-effective amendment to the Registration Statement for the purpose of removing such securities from registered status.

(iv)          Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the Registration Statement, each amendment thereto, each Prospectus, including each preliminary Prospectus and each amendment or supplement thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.
(v)          Register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or jurisdictions in the United States as shall be reasonably requested by any Selling Holder and to keep such qualification effective during the period such Registration Statement is effective; notify the Holders of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under applicable securities or blue sky laws of any state or jurisdiction in the United States; and obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business or register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(a)(v), (B) subject itself to taxation in any such jurisdiction, or (C) to file a general consent to service of process in any such state or jurisdiction.
(vi)          Enter into and perform customary agreements and take such other commercially reasonable actions as are required to expedite or facilitate each disposition of Registrable Securities including, in the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents and representations and warranties by the Company to the underwriters), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering and use its best efforts to obtain executed lock-up agreements from the officers and directors of the Company, if requested by the underwriters, and take all such other actions as Tennenbaum or the Underwriters' Representative reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.  The Company shall also reasonably cooperate and cause its Affiliates to cooperate with the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Securities, including making available the officers, accountants, counsel, premises, books and records of the Company and its Affiliates for such purpose, and shall cause the appropriate officers of the Company and its Affiliates to attend and participate in any "road shows" or informational meetings.
(vii)          Notify each Selling Grantee of any stop order suspending the effectiveness of a Registration Statement issued or for the issuance of which proceedings have been instituted, or, to the extent the Company has actual knowledge thereof, threatened to be issued by the Commission in connection therewith, and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(viii)          Promptly notify each Selling Holder of the happening of any transaction or event during the period a Registration Statement is effective as a result of which the Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any Prospectus), not misleading; and thereafter, the Company will use best efforts to promptly prepare (and, when completed, give notice and provide a copy thereof to each Selling Holder) a supplement or amendment to such Prospectus so that such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.
(ix)          As soon as practicable, the Company will make generally available to the Company's security holders copies of an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158, following the end of the twelve (12) month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement filed pursuant to this Agreement.
(x)          In connection with an offer and sale of Registrable Securities, make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder (but not more than one firm of counsel to each Selling Holder), all financial, corporate and other information as shall be reasonably requested by them, and provide the Selling Holders, any underwriter participating in such offering and the representatives of such Selling Holders and Underwriters' Representative the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such Registration Statement, in each case all as reasonably necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company, or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.
(xi)          In the event of any underwritten or agented offering, obtain a so-called "comfort letter" from the Company's independent public accountants, and legal opinions of counsel to the Company addressed to the underwriter participating in such offering, in customary form and covering such matters of the type customarily covered by such letters and opinions, and in a form that shall be reasonably satisfactory to the Underwriters' Representative.  Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are required or customarily provided by selling shareholders who receive such comfort letters or opinions.
(xii)          Cause the Company's officers, employees, accountants and counsel, as applicable, to participate in, and to otherwise facilitate and cooperate with the preparation of a Prospectus and to participate in drafting sessions and due diligence sessions, as applicable.

(xiii)          Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.
(xiv)          Cause the Registrable Securities covered by such Registration Statement if similar securities of the Company are then listed on a securities exchange or included for quotation in a recognized trading market, to be so listed or included for so long as such similar securities of the Company are so listed or included.
(xv)          Provide a CUSIP number for the Conversion Shares that is the same as the CUSIP number for the Common Stock prior to the effective date of the first Registration Statement including Registrable Securities.
(xvi)          Promptly file a new Registration Statement and use best efforts to cause such Registration Statement to be declared effective if the Company's previously filed Registration Statement is no longer effective or the Company is ineligible to use the Registration Statement to permit the Holders to resell the Registrable Securities and the Company is still obligated to maintain the effectiveness of the Registration Statement.
(xvii)          The Company shall comply with all requirements of FINRA with regard to the issuance of the Conversion Shares and the listing thereof on the NASDAQ Global Select Market and any other or successor securities exchange or automated quotation system, as applicable, on which the Company's Common Stock is traded and cooperate with the Selling Holders and their respective counsel in connection with all filings required to be made with FINRA.
(xviii)          As expeditiously as possible and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of each Registration Statement and Prospectus (and each offering covered thereby).
(xix)          The Company will promptly notify the Holders of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Securities.
(xx)          Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such Registration Statement.
(xxi)          Ensure that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except, with respect to any Holder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein).

(xxii)          Make available to each Selling Holder promptly after the same is prepared and publicly distributed, or received by the Company, one copy of each Registration Statement and each amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), except to the extent that such Registration Statement, amendment thereto, preliminary Prospectus and Prospectus and amendment or supplement thereto, and correspondence is available on the Commission's EDGAR site.
(b)          Holders' Obligations.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 and 3(a) hereof with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such Registration Statement.
Section 4.          Agreements of Selling Holder.  In connection with any Registration Statement pursuant to Section 2 hereof, each Selling Holder agrees, as applicable:
(a)          to execute the underwriting agreement, if any, agreed to by the Company (and in the case of a Tennenbaum Underwritten Offering, Tennenbaum and the Company) and execute all questionnaires, powers of attorney, indemnities and other documents customarily required under the terms of or in connection with such underwriting agreement;
(b)          that it will not offer or sell its Registrable Securities under the Registration Statement until it has received copies of the supplemented or amended Prospectus contemplated by Section 3(a)(iv) hereof and receives notice that any post-effective amendment (if required) has become effective;
(c)          that, upon receipt of any notice from the Company of the happening of any transaction or occurrence of any event of the kind specified in Section 3(a)(vii) or 3(a)(viii), such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until the Selling Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(a)(iv) hereof and receives notice that any post-effective amendment (if required) has become effective or until it is advised in writing by the Company that the use of the applicable Prospectus and Registration Statement may be resumed, and, if so directed by the Company, the Selling Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Selling Holder's possession, of the Registration Statement and Prospectus covering such Registrable Securities in effect immediately preceding the time of receipt of such notice; and

(d)          that, subject to the rights of a Holder to participate in a Piggyback Registration in accordance with Section 2, upon the receipt of notice from the Company, as requested by the Underwriters' Representative or underwriters of a public offering of the Company's Common Stock, or other securities convertible into, or exercisable or exchangeable for, the Company's Common Stock (an "Underwritten Offering"), the Selling Holder shall not, in each case, other than to an Affiliate of such Selling Holder, effect any public or private sale or distribution, including sales pursuant to Rule 144, of any of the Company's Common Stock, or offer, sell, contract to sell, transfer the economic risk of ownership in, grant an option to purchase, make any short sale of, pledge or otherwise dispose of any shares of Common Stock, options or warrants to acquire any shares of Common Stock, or any securities convertible into, exchangeable or exercisable for, or any other rights to purchase or acquire, any shares of Common Stock, or engage in any hedging transaction, during the period (the "Holdback Period") beginning fourteen (14) days prior to the public offering date set forth on the final prospectus relating to the Underwritten Offering, and ending ninety (90) days after the public offering date set forth on the final Prospectus relating to the Underwritten Offering; provided, however, that the aggregate number of days during which one or more Holdback Periods are in effect pursuant to this Section 4(d) shall not exceed one hundred eighty (180) days during any period of twelve (12) consecutive months.  The foregoing provisions of this Subsection 4(d) shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all of its shareholders individually owning five percent (5%) or more of the Company's outstanding shares of Common Stock (after giving effect to conversion into Common Stock of all outstanding Series B Preferred Shares).
Section 5.          Expenses of Registration.  The Company shall bear and pay all expenses incurred in connection with each registration, filing, or qualification of Registrable Securities with respect to the Registration Statement pursuant to Section 2, including all registration, exchange listing, accounting, filing and FINRA fees, all fees and expenses of complying with securities or blue sky laws, transfer agent and registrar fees, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company and of the Company's independent public accountants, including the expenses of "comfort letters" required by or incident to such performance and compliance, the reasonable fees and disbursements of one firm of attorneys for the Holders (selected by the Selling Holders who hold a majority of the Registrable Securities to be included in such Registration Statement), which fees shall not exceed (i) $30,000 per Registration Statement with respect to any Underwritten Offering and (ii) $7,500 with respect to any Piggyback Registration and all other expenses customarily borne by an issuer in an underwritten offering, provided that the amounts in clause (i) and (ii) shall increase 5% per annum on each anniversary date of the date hereof.  Each Holder shall be responsible for any underwriting discounts and commissions and taxes of any kind (including transfer taxes) relating to any disposition, sale or transfer of Registrable Securities by such Holder.

Section 6.          Indemnification; Contribution.
(a)          Indemnification by the Company.  If any Registrable Securities are included in a Registration Statement under this Agreement:
(i)          To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each Affiliate, officer, director, trustee, partner, member, employee and agent of such Selling Holder and such controlling Person, against any and all losses, claims, damages, obligations, judgments, fines, penalties, charges, costs, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party arising out of or based upon any of the following statements, omissions or violations (each, a "Violation"):
(A)          Any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, any post-effective amendment thereto or in any filing made in connection with the qualification of any offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered;
(B)          Any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in light of the circumstances under which they were made in the case of any Prospectus) not misleading; or
(C)          Any violation or alleged violation by the Company of the federal securities laws, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law in connection with the Registrable Securities;
provided, however, that the indemnification required by this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, obligation, judgment, fine, penalty, charge, cost, liability or expense if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, obligation, judgment, fine, penalty, charge, cost, liability or expense to the extent that it arises out of or is based upon a Violation made in reliance upon and in conformity with written information furnished to the Company by a Holder, underwriter (but only if the Company is not contractually entitled to indemnification by such underwriter and the Holder is contractually entitled to demand indemnification by such underwriter) or the relevant indemnified party expressly for use in connection with such registration.  The Company shall also indemnify underwriters participating in the distribution of the Registrable Securities, their Affiliates, officers, directors, agents and employees and each Person, if any, who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

(b)          Indemnification by Holder.  If any of a Selling Holder's Registrable Securities are included in a Registration Statement under this Agreement, to the extent permitted by applicable law, such Selling Holder shall (severally and not jointly) indemnify and hold harmless the Company, each of its Affiliates, trustees, officers, employees and agents, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each Affiliate, officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, obligations, judgments, fines, penalties, charges, costs, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement, including any preliminary Prospectus or final Prospectus contained therein, or any amendments or supplements thereto or any document incorporated by reference therein, any post-effective amendment thereto or in any filing made in connection with the qualification of any offering under any securities or other "blue sky" laws of any jurisdiction in which such Registrable Securities are offered, or any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in light of the circumstances under which they were made in the case of any Prospectus) not misleading or any violation or alleged violation by any Holder or underwriter of the federal securities laws, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registrable Securities, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law, but only to the extent, that such untrue statement or omission had been contained in any information furnished by such Selling Holder to the Company expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, obligation, judgment, fine, penalty, charge, cost, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities (which consent shall not be unreasonably withheld, conditioned, or delayed), and (y) in no event shall the amount of any indemnity under this Section 6(b) exceed the net proceeds from the applicable offering received by such Selling Holder.  In no event shall a Holder be jointly liable with any other Holder as a result of its indemnification obligations.
(c)          Conduct of Indemnification Proceedings.  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel retained by the indemnifying party (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, suit, proceeding or investigation, if not otherwise known by the indemnifying party, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 to the extent of any material prejudice or forfeiture of substantial rights or defenses resulting therefrom but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 6.  Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party so long as such indemnified party shall have provided the indemnifying party with a written undertaking to reimburse the indemnifying party for all amounts so advanced if it is ultimately determined that the indemnified party is not entitled to indemnification hereunder.  Each indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such action, claim or proceeding in a timely manner or (iii) an indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one additional firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties).  No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)          Contribution.  If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6:
(i)          The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, obligations, judgments, fines, penalties, charges, costs, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, obligations, judgments, fines, penalties, charges, costs, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, obligations, judgments, fines, penalties, charges, costs, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(a) and Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, investigation or proceeding.  In no event shall the liability of any Selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.
(ii)          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6(d)(i).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(e)          Full Indemnification.  If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 6(d)(i) hereof.
(f)          Survival.  The obligations of the Company and the Selling Holders of Registrable Securities under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, and otherwise.
Section 7.          Covenants of the Company.  (a)  The Company hereby agrees and covenants that it shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Securities Act and the Exchange Act.  If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144.  The Company shall take such further action as may be reasonably required from time to time and as may be within the control of the Company, to enable the Holders to transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the Commission.

(b)          In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such transferred securities to be for such number of shares and registered in such names as the Holder may reasonably request at least two Business Days prior to any sale of Registrable Securities.
(c)          Notwithstanding anything to the contrary contained in this Section 7, the Company, shall at the request of any selling Holder, cause its transfer agent to deliver unlegended shares of Registrable Securities to a transferee of a Holder that is neither an Affiliate of the Holder nor of the Company in connection with any sale of Registrable Securities with respect to which such Holder has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, prior to such Holder's receipt of any relevant suspension notice and for which the Holder has not yet settled.
Section 8.          Miscellaneous.
(a)          Notices.  All notices and other communications given or made pursuant hereto shall be in writing and delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested) or by nationally recognized overnight air courier service and shall be deemed to have been duly given or made as of the date delivered if delivered personally, or if mailed, on the third Business Day after mailing (on the first Business Day after mailing in the case of a nationally recognized overnight air courier service) to the parties at the following addresses:
if to the Company, to:
Euroseas Ltd.
4 Messogiou Street & Evropis St.
151 25 Maroussi Greece
 Attention:  Aristides J. Pittas, Chairman, President & CEO
with a copy to (which shall not constitute notice):
Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
 Attention:  Lawrence Rutkowski, Esq.
and if to Tennenbaum, to:
Tennenbaum Opportunities Fund VI, LLC
c/o Obsidian Agency Services, Inc.
2951 28th Street, Suite 1000
Santa Monica, CA 90405
Attention: Asher Finci

with a copy to (which shall not constitute notice):

Watson, Farley & Williams LLP
1133 Avenue of the Americas, 11th Floor
New York, NY 10036
Attention: John F. Imhof Jr., Esq.

          and:

if to FIC, to:
Friends Investment Company, Inc.
4 Messogiou Street & Evropis St.
151 25 Maroussi Greece
 Attention: Aristides J. Pittas, Director & Vice-President

with a copy to (which shall not constitute notice):

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
 Attention:  Lawrence Rutkowski, Esq.

and:

if to Preferred Friends, to:
Preferred Friends Investment Company Inc.
4 Messogiou Street & Evropis St.
151 25 Maroussi Greece
 Attention: Aristides J. Pittas

with a copy to (which shall not constitute notice):

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
 Attention:  Lawrence Rutkowski, Esq.

and:

if to Family United, to:
Family United Navigation Co.
______________________
 Attention: ______________

with a copy to (which shall not constitute notice):

______________________
 Attention:  ______________

Any party hereto may by notice given in accordance with this Section 8(a) to the other parties hereto designate another address or Person for receipt of notices hereunder.

(b)          Amendments and Waivers.  This Agreement may be modified, amended or supplemented only by an instrument in writing signed by the Company, FIC, and Tennenbaum.
(c)          Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties hereto entitled to the benefits thereof only by a written instrument signed by the party hereto granting such waiver (which, in the case of a waiver by the Holders, shall require the approval of Holders of not less than a majority of the Registrable Securities), but such a waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.  Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8(c).
(d)          [intentionally left blank]
(e)          Governing Law; Jurisdiction; Service of Process.  This Agreement shall be governed by the laws of the State of New York without giving effect, to the extent permitted by applicable law, to any conflict of law principles that would result in the application of any other law.  Each party hereto agrees that all legal suits, actions or proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan  for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and, to the extent permitted by applicable law, hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such suit, action or proceeding.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight air courier service (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  Notwithstanding the foregoing, the Company consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in this Section 8(e) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 8(a), to Seward & Kissel LLP, One Battery Park Plaza, New York, NY 10004 for the purpose of accepting service of any process in the United States on behalf of the Company. The Company hereby agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(f)          Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.  Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
(g)          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The delivery of an executed counterpart of the signature page to this Agreement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Agreement.
(h)          Section Headings.  The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.  All references in this Agreement to Sections are to sections of this Agreement, unless otherwise indicated.
(i)          Entire Agreement.  This Agreement, together with the Purchase Agreement and the Statement of Designation and the documents, agreements and certificates referenced therein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement.  There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein.  This Agreement and the Purchase Agreement supersede all prior written or oral agreements and understandings between the parties hereto with respect to the transactions.
(j)          Successors, Assigns and Transferees.
(i)          This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.  Except as expressly provided in this Section 8(j), the rights of the parties hereto cannot be assigned and any purported assignment or Transfer to the contrary shall be void ab initio.  So long as the terms of this Section 8(j) are followed and such transfer is in compliance with the Purchase Agreement, any Holder may assign any of its rights under this Agreement, without the consent of the Company or any other Holder, to any Person to whom such Holder Transfers any Registrable Securities or any rights to acquire Registrable Securities so long as such Transfer is not made pursuant to an effective Registration Statement or pursuant to Rule 144 or Rule 145 or in any other manner or to any Person the effect or consequences of which is to cause the Transferred securities to be freely transferable without regard to the volume and manner of sale limitations set forth in Rule 144 in the hands of the transferee on the date of such Transfer.  Any such transferee shall be deemed a party to this Agreement.

(ii)          Notwithstanding Section 8(j)(i), no Holder may assign any of its rights under this Agreement to any Person to whom such Holder Transfers any Registrable Securities if the Transfer of such Registrable Securities requires registration under the Securities Act.
(k)          Assignment.  No Person may be assigned any rights under this Agreement unless the Company and the other parties hereto are given written notice by the assigning party stating the name and address of the assignee, identifying the securities of the Company as to which the rights in question are being assigned, and providing a detailed description of the nature and extent of the rights that are being assigned; provided, however, that no such assignment shall be effective until (x) the Company and each other party hereto (or their assignees) receive the written notice pursuant to this Section 8(j)(iii) and (y) the assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including the provisions of this Section 8(j).
(l)          Interpretation.
(i)          The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumptions or burden of proof will arise favoring or disfavoring any party hereto by virtue of authorship of any provisions of this Agreement.
(ii)          All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.
(iii)          The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."
(m)          Further Assurances.  Each of the parties hereto shall use reasonable efforts to execute and deliver to any other party hereto such additional documents and take such other action, as such other party hereto may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.
(n)          Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if any party hereto fails to perform any of its obligations hereunder, and accordingly agree that each party hereto, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations (without posting any bond or other security) of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

(o)          Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
(p)          Most Favored Nation. The Company covenants and agrees that if, after the date hereof, it grants registration rights to any other Person containing terms more favorable that the terms set forth herein, the Company shall provide such more favorable terms to the Holders and this Agreement shall be, without any further action by the Holders or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Holders shall receive the benefit of the more favorable terms.
 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.
EURODRY LTD.

By:
Name: Aristides J. Pittas
Title: Chairman, President & CEO

TENNENBAUM OPPORTUNITIES FUND VI, LLC

By: Tennenbaum Capital Partners, LLC, as Investment Manager

By:
Name:
Title:

FRIENDS INVESTMENT COMPANY, INC.

By:
Name: Aristides J. Pittas
Title: Director & Vice President

PREFERRED FRIENDS INVESTMENT COMPANY, INC.

By:
Name:
Title:

FAMILY UNITED NAVIGATION CO.

By:
Name:
Title:

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE